EXHIBIT 3.1(b)



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                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 02:00 PM 10/21/1994
                                                       944201355 - 2387425

                          CERTIFICATE OF CORRECTION OF
                          AGREEMENT AND PLAN OF MERGER
                                       OF
                       ALPINE INTERNATIONAL CORPORATION,
                             A DELAWARE CORPORATION
                                      AND
                       ALPINE INTERNATIONAL CORPORATION,
                            A CALIFORNIA CORPORATION

It is hereby certified that:

     1. The name of the corporation (hereunder called "Corporation") is Alpine International Corporation.

     2. The Agreement and Plan of Merger of Alpine International Corporation, a Delaware Corporation and Alpine International Corporation, a California corporation, which was filed by the Secretary of State of Delaware on September 28, 1994 (the "Merger Agreement"), hereby corrected.

     3. The inaccuracy to be corrected in the Merger Agreement is that the name "Alpine International Corporation, a California corporation" appearing in the first paragraph of the Merger Agreement and signature block thereof shall be deleted and in lieu thereof the name "Alpine Merger Corporation, a California Corporation" shall be inserted.

Signed on October 18, 1994

                                   Alpine International Corporation,
                                   a Delaware corporation

                                   /s/ [ILLEGIBLE]
                                   --------------------------------------------


                                   Alpine Merger Corporation,
                                   a California corporation

                                   /s/  [ILLEGIBLE]
                                   --------------------------------------------

WITNESSED BY:

/s/ Sandy Y.K. Tang
--------------------------
     SANDY Y.K. TANG
      NOTARY PUBLIC
        HONG KONG

Rm #301 International Building
3/F-141 Des Xouer Rol.
Central, Hong Kong


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                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                    FILED 02:00 PM 09/28/1994
                                                       944184201 - 2387425


                          AGREEMENT AND PLAN OF MERGER
                      OF ALPINE INTERNATIONAL CORPORATION,
                             A DELAWARE CORPORATION
                                      AND
                       ALPINE INTERNATIONAL CORPORATION,
                            A CALIFORNIA CORPORATION

     THE AGREEMENT AND PLAN OF MERGER, dated as of June 30, 1994 (this "Agreement"), is between ALPINE INTERNATIONAL CORPORATION, a Delaware corporation ("AIC Delaware") and ALPINE INTERNATIONAL CORPORATION, a California Corporation ("Company") which corporations sometimes are referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. AIC Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 30,500,000 shares, 30,000,000 of which are designated "Common Stock", $.05 par value and 500,000 of which are designated "Preferred Stock", $10.00 par value per share. As of June 30, 1994, 100 shares of Common Stock were issued and outstanding, all of which were held by Company.

     B. The Company is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 30,500,000 shares, 30,000,000 of which are designated "Common Stock", $.05 par value and 500,000 of which are designated "Preferred Stock", $10.00 par value per share. As of June 1, 1994, 3,335,830 shares of Common Stock and no shares of Preferred Stock were outstanding.

     C. The Board of Directors of Company has determined that, for the purpose of effecting the reincorporation of Company in the State of Delaware, it is advisable and in the best interests of Company and its shareholders that Company merge with and into AIC Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of AIC Delaware and Company have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, AIC Delaware and Company hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                       I.
                                     Merger

     1.1 Merger.  In  accordance  with the  provisions  of this

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Agreement,  the Delaware  General  Corporation  Law and the  California  General
Corporation Law, Company shall be merged with and into AIC Delaware (the "Merger"), the separate existence of Company shall cease and AIC Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be "Alpine International Corporation."

     1.2 Filing and Effectiveness. The Merger shall become effective when the following actions have been completed:

          (a) This Agreement has been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law has been filed with the Secretary of State of the State of Delaware; and

          (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law has been filed With the Secretary of State of the State of California.

          The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Company shall cease and AIC Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately before the Effective Date of the Merger,
(ii) shall succeed, without other transfer, to a11 of the assets, rights, powers and property of Company in the manner more fully set forth in Section 259 of the Delaware General Corporation Law {iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately before the Effective Date of the Merger and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Company in the same manner as if AIC Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

                                      II.
                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. The Certificate of Incorporation AIC Delaware as in effect immediately before the Effective Date of the Merger shall continue in full force and

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effect as the Certificate of  Incorporation of the Surviving  Corporation  until duly amended in accordance with the provisions thereof and applicable law.

     2.2 By-laws. The By-laws of AIC Delaware as in effect immediately before the Effective Date of the Merger shall continue in full force and effect as the By-law of the Surviving Corporation until duly amended in accordance with the provision thereof and applicable law.

     2.3 Directors and Officers. Directors and Officers of Company immediately before the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the By-laws of the Surviving Corporation.

                                      III.
                         MANNER OF CONVERSION OF STOCK

     3.1 Company Common Shares. Upon the Effective Date of the Merger, each four shares of Company Common Stock, $.05 par value, issued and outstanding immediately before the Effective Date of the Merger shall by virtue of the Merger and without any action by the Constituent Corporations, by the holder of such shares or by any other person be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.05 par value, of the Surviving Corporation.

     3.2 Company Warrants. Upon the Effective Date of the Merger, a11 of the outstanding Warrants, which prior to that time represented warrants of the Company shall be deemed for a11 purposes to evidence ownership of and to represent Warrants of AIC Delaware and shall be so registered on the books and records of the Surviving Corporation or its transfer agent.

     3.3 AIC Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.05 par value, of AIC Delaware issued and outstanding immediately before the Effective Date of the Merger shall, by virtue of the Merger and without any action by AIC Delaware, by the holder of such shares or by any other person be canceled and returned to the status of authorized but unissued shares.

     3.4 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Company Common Stock shall surrender the same for cancellation to OTR/California, 1130 S.W. Morrison, Suite 250, Portland, Oregon 97208, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefore a certificate or certificates representing the number of shares of the Surviving Corporation Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing

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shares of Company Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's a Common Stock into which ouch shares of Company Common Stock were converted in the Merger. To the extent a stockholder holds a number of shares not evenly divisible by four, the Company will round up such amount to the next full share.

     Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to restrictions on transferability as the certificates of Company so converted and given in exchange therefore unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of AIC Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in the name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of AIC Delaware that such tax has been paid or is not payable.

                                      IV.
                                    GENERAL

     4.1 Covenants of AIC Delaware. AIC Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

     (a) File all documents with the California Franchise Tax Board necessary for the assumption by AIC Delaware of all of the franchise tax liabilities of Company.

     (b) Take such other actions as may be required by the California General Corporation Law.

     4.2 Further Assurances. From time to time, as and when required by AIC Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or prefect in or conform of record or otherwise by AIC Delaware the title to and possession of all the property, interest, assets, rights privileges, immunities, powers, franchises and authority of Company and otherwise to carry out the purpose of this Agreement, and the officers and directors of AIC Delaware are fully authorized in the name and on behalf of Company or otherwise to take a11 such actions and to execute and deliver all such deeds and other instruments.

     4.3 Abandonment.  At any time before the Effective Date of

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the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Company or AIC Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of Company or by the sole stockholder of AIC Delaware, or by both.

     4.4 Amendment. At any time before or after approval by the shareholders of the Company, this Agreement may be amended in any manner (except that, after the approval of the Agreement by the shareholders of Company the principal terms may not be amended, without the further approval of shareholders of the Company) as may be determined in the judgment of the respective boards of directors of the Constituent Corporations to be necessary, desirable or expedient, in order to clarify the intention of the parties hereto or to effect or facilitate the purpose or intent of this Agreement.

     4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware located at 32 Loockerman Square, Suite 100, Dover, Delaware 19904, and The Prentice-Hall Corporation System, Inc. is the registered agent of the Surviving Corporation at such address.

     4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1200 S.W. Main Street Building, Portland Oregon 97205, and, upon request and without cost, copies thereof will be furnished to any stockholder of either Constituent Corporation.

     4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the Merger provisions of the California General Corporation Law.

     4.8 Counterparts. In order to facilitate this filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which is deemed to be an original and all of which together shall constitute one and the same instrument.

     IN  WITNESS   WHEREOF,   this  Agreement  having  first  been  approved  by
resolutions of the Boards of Directors of AIC Delaware and Company is hereby executed on behalf of each of such two

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corporations   and  attested  by  their  respective   officers   thereunto  duly
authorized.

                                        ALPINE INTERNATIONAL CORPORATION
                                        a Delaware corporation

                                        By: /s/   [ILLEGIBLE]
                                           ------------------------------------

ATTEST:

/s/ Robert Trapp
--------------------------------


                                        ALPINE INTERNATIONAL CORPORATION
                                        a California corporation

                                        By: /s/   [ILLEGIBLE]
                                           ------------------------------------

ATTEST:

/s/ Robert Trapp
--------------------------------

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                          CERTIFICATE OF SECRETARY OF
                        ALPINE INTERNATIONAL CORPORATION

The undersigned, being the Secretary of Alpine International Corporation, does hereby certify that the foregoing Plan and Agreement of Merger was submitted to the stockholders entitled to vote of said corporation at a special meeting thereof for the purpose of acting on the Plan and Agreement of Merger.

     The holders of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Plan and Agreement of Merger.

Dated: September 27, 1994


                                      /s/ Robert Trapp
                                      --------------------------------
                                      Secretary of Alpine
                                       International Corporation